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                                             Two Manhattanville Road
                                             Purchase, N.Y.  10577

News Release

Media Contact:             Jack Cox, 914-397-1952
                           Jennifer Boardman, 901-763-5944

Analyst Contacts:          Carol Tutundgy, 914-397-1632
                           Rochelle Weitzner, 914-397-1623

             International Paper Reports First-Quarter 2001 Earnings

April 18, 2001

Purchase, N.Y. - International Paper today reported first-quarter 2001 earnings of $24 million ($.05 per share) before special and extraordinary items. Earnings for the same period a year earlier were $249 million ($.60 per share) before special and extraordinary items. First-quarter 2001 net sales were $6.9 billion, compared to $6.4 billion in the first-quarter 2000. Fourth-quarter 2000 earnings before special and extraordinary items were $145 million ($.28 per share) and sales were $7.2 billion. First-quarter 2000 figures do not include Champion International Corporation, which International Paper acquired in June of last year.

"While we can't change the economy, we are changing the company. We are taking actions that we are convinced are benefiting shareholders in the short term and are positioning the company to win in the long term," said John Dillon, chairman and chief executive officer. "We are matching our production to our orders, which has led to reductions in inventories. We are focusing on our three core businesses -- paper, packaging and forest products - and are reinforcing relationships with our customers. And our continuing internal improvement effort will give International Paper a superior competitive position when the business outlook improves."

The continuation of a dramatic slow down of orders due to a very weak U.S. economy and strong U.S. dollar hammered domestic profitability and export competitiveness. Also influencing earnings this quarter were higher energy costs, lower volumes and downward pressure on pricing. In addition, several of the company's larger facilities did not operate well early in the quarter. The company does not expect those operating issues to have a significant impact on performance in the second quarter.

During the quarter, International Paper took approximately 490,000 tons of market-related downtime.





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The company's divestiture program is moving ahead as planned. In the first quarter, International Paper received proceeds from the sale of its west coast forestlands, oil & gas properties and Zanders, a European coated paper business. In March, the company announced the sale of its Curtis/Palmer hydroelectric project in Corinth, New York. Including all of these sales, the company will have generated nearly $2 billion in proceeds from divestitures since the acquisition of Champion last June.

In the Coated and Supercalendered Papers business, sales were weakened by a significant reduction in corporate and general business advertising. Printing and Communications Papers earnings reflect weak overall demand but somewhat better conditions in the converting markets. Pulp prices remained under increasing pressure.

In the European Papers business, markets remained stable with the exception of weak pulp demand and pricing.

The company's distribution business, xpedx, experienced lower sales volumes in commercial printing. To offset slow business conditions, xpedx is consolidating facilities and reducing some jobs while pursuing sales growth initiatives.

Earnings in Consumer Packaging were affected by weakened bleached board demand and an increasingly competitive marketplace. Prices, however, remained steady. Industrial Packaging earnings were affected by taking significant downtime - about 270,000 tons, or 20 percent of our system capacity - to match our production with our customer orders. In addition, prices for containerboard were down slightly.

In the Forest Products segment, our Wood Products businesses improved performance from the fourth-quarter 2000 but continue to be impacted by depressed prices in lumber and panels. Over supply in the market has prices running near 10-year lows.

The company will hold a webcast to discuss earnings and current market conditions at 11:30 a.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site. A replay of the webcast will also be available on the web-site beginning at 2:30 p.m. (EDT) this afternoon.

After special and extraordinary items, International Paper reported a net loss of $44 million ($.09 per share) in the first quarter of 2001, compared with net earnings of $378 million ($.91 per share) in the first-quarter of 2000 after special and extraordinary items. The company reported a net loss of $371 million ($.85 per share) in the fourth quarter of 2000 after special and extraordinary items.

Special and extraordinary items in the first quarter represented the cumulative impact of adopting the new accounting standard for derivative and hedging transactions ($25 million before taxes and minority interest), an extraordinary item for additional anticipated losses on dispositions ($73 million before taxes) and a special item for additional Champion merger integration costs ($10 million before taxes). The total pre-tax charge was $108 million or $68 million after taxes and minority interest ($.14 per share).





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International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative (SFI'sm') program, a system that ensures the perpetual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in nearly 50 countries, employs more than 113,000 people and exports its products to more than 130 nations.

                                     # # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to whether our efforts relating to capacity rationalization and realignment initiatives will positively impact earnings, whether anticipated merger benefits will continue to be realized, and whether the divestiture process will move ahead as expected. In view of such uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements.









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                               International Paper
                        Summary of Consolidated Earnings
                            Preliminary and Unaudited
            (In millions except for net sales and per share amounts)



                                                                 Three Months Ended
                                                                      March 31,
                                                         ------------------------------------
                                                             2001                    2000
                                                         --------------         -------------
Net Sales (In billions)                                           $6.9                  $6.4
                                                         --------------         -------------
Earnings Before Interest, Income Taxes,
   Minority Interest , Extraordinary Items
   and Cumulative Effect of Accounting Change                      335 (a)               566 (c)

   Interest expense, net                                           248                   131
                                                         --------------         -------------
Earnings Before Income Taxes,  Minority
   Interest, Extraordinary Items and
   Cumulative Effect of Accounting Change                           87 (a)               435 (c)

   Income tax provision                                             27 (a)               136 (c)

   Minority interest expense, net of taxes                          42                    55
                                                         --------------         -------------
Earnings Before Extraordinary Items
   and Cumulative Effect of Accounting Change                       18 (a)               244 (c)

   Gains (losses) on sales of investments
    and businesses, net of taxes                                   (46)(b)               134 (d)

   Cumulative effect of change in
      accounting for derivatives and hedging activities,
      net of taxes                                                 (16)                    -
                                                         --------------         -------------
Net Earnings (Loss)                                               $(44) (a,b)           $378 (c,d)
                                                         ==============         =============
Earnings Per Common Share Before
   Extraordinary Items and Cumulative
   Effect of Accounting Change                                   $0.04 (a)             $0.59 (c)

Earnings (Loss) Per Common Share -
   Extraordinary Items                                          $(0.10) (b)            $0.32 (d)

 Cumulative Effect of Accounting Change                          (0.03)                    -
                                                         --------------         -------------
Earnings (Loss) Per Common Share                                $(0.09) (a,b)          $0.91 (c,d)
                                                         ==============         =============
Earnings (Loss) Per Common Share -
    Assuming Dilution                                           $(0.09) (a,b)          $0.91 (c,d)
                                                         ==============         =============
Average Shares of Common Stock Outstanding                       482.7                 413.5
                                                         ==============         =============

(a) Includes $10 million of pre-tax charges ($6 million after taxes) for Champion merger integration costs.

(b) Includes an extraordinary pre-tax charge of $73 million ($46 million after taxes) related to the impairment of our Masonite business to be sold and the divestiture of our Petroleum and Minerals assets.

(c)  Includes $8 million of pre-tax charges ($5 million after taxes) for Union
     Camp merger integration costs.

(d) Includes an extraordinary gain of $385 million before taxes and minority interest expense ($134 million after taxes and minority interest expense) on the sale of our investment in Scitex and Carter Holt Harvey's sale of its share of COPEC.





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                               International Paper
                            Sales by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)


                                                     Three Months Ended
                                                         March 31,
                                                -----------------------------
                                                    2001            2000  (1)
                                                -------------    ------------
Printing Papers                                 $   2,025        $  1,400

Industrial and Consumer Packaging                   1,710           1,665

Distribution                                        1,800           1,750

Forest Products                                       685             500

Carter Holt Harvey                                    395             410

Other Businesses (2)                                  655           1,015

Less:  Intersegment Sales                            (376)           (369)
                                                ---------        ---------
                                                $   6,894        $  6,371
                                                =========        =========



(1) Certain reclassifications and adjustments have been made to prior year amounts. Includes businesses identified in the company's divestiture program.





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                               International Paper
                          Earnings by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)

                                                                   Three Months Ended
                                                                   March 31,
                                                                   -----------------------------
                                                                   2001              2000    (1)
                                                                   -------------     -----------
Printing Papers                                                  $ 150               $ 166

Industrial and Consumer Packaging                                  116                 192

Distribution                                                       14                  30

Forest Products                                                    136                 132

Carter Holt Harvey (2)                                             1                   17

Other Businesses (3)                                               9                   66
                                                                   -------------     -----------

Operating Profit                                                   426                 603

Interest expense, net                                             (248)               (131)

Minority interest adjustment                                       3                   24

Corporate items, net                                              (84)                (53)

Merger integration costs                                          (10)                (8)
                                                                   -------------     -----------

Earnings before income taxes, minority
   interest, extraordinary items and cumulative
    effect of accounting change                                   $87                $   435
                                                                  ==============     ===========


(1) Certain reclassifications and adjustments have been made to prior year amounts.

(2) Includes equity earnings (in millions) of $1 in 2001 and $4 in 2000. Half of these equity earnings amounts are in the Carter Holt Harvey segment and half are in the minority interest adjustment.

(3) Includes businesses identified in the company's divestiture program.






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                               INTERNATIONAL PAPER
                              PRODUCTION BY PRODUCT
                                   (UNAUDITED)

                                                                       Three Months Ended
                                                                       March 31,
                                                                       -------------------------------
                                                                       2001             2000
           Printing Papers (In thousands of tons)
                White Papers and Bristols (a)                          1,641            1,380
                Coated Papers                                          698              325
                Market Pulp (b)                                        676              522
                Newsprint                                              28               27

           Packaging
                Containerboard (a)                                     1,047            1,203
                Bleached Packaging Board                               492              532
                Industrial Papers                                      221              241
                Industrial and Consumer Packaging (a) (c)              1,208            1,322

           Specialty Products (In thousands of tons)
                Tissue                                                 41               41

           Forest Products (In millions)
                Panels (d)                                             649              493
                Lumber                                                 948              715
                MDF                                                    94               60
                Particleboard                                          101              49


(a) Certain reclassifications and adjustments have been made to current and prior year amounts.

(b) Excludes market pulp purchases.

(c) A significant portion of the tonnage was fabricated from paperboard and paper produced at International Paper's own mills and included in the containerboard, bleached packaging board and industrial papers amounts in this table.

(d) Panels include plywood and oriented strand boards.





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                           INTERNATIONAL PAPER COMPANY
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)

                                                                            March 31,       December 31,
                                                                            2001            2000
                                                                            ------------    ------------
Assets
Current Assets
   Cash and temporary investments                                           $   1,119       $   1,198
   Accounts and notes receivable, net                                           3,433           3,433
   Inventories                                                                  3,154           3,182
   Assets of businesses held for sale                                           1,315           1,890
   Other current assets                                                           786             752
                                                                            ------------    ------------
     Total Current Assets                                                       9,807          10,455
                                                                            ------------    ------------
Plants, Properties and Equipment, net                                          15,662          16,011
Forestlands                                                                     5,127           5,966
Investments                                                                       318             269
Goodwill                                                                        6,530           6,310
Deferred Charges and Other Assets                                               3,071           3,098
                                                                            ------------    ------------
Total Assets                                                                $  40,515       $  42,109
                                                                            ============    ============

Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt                   $   2,009       $   2,115
   Liabilities of businesses held for sale                                        281             541
   Accounts payable and accrued liabilities                                     4,368           4,757
                                                                            ------------    ------------
     Total Current Liabilities                                                  6,658           7,413
                                                                            ------------    ------------
Long-Term Debt                                                                 12,115          12,648
Deferred Income Taxes                                                           4,667           4,699
Other Liabilities                                                               2,125           2,155
Minority Interest                                                               1,332           1,355
Preferred Securities                                                            1,805           1,805

Common Shareholders' Equity
   Invested capital                                                             5,668           5,726
   Retained earnings                                                            6,145           6,308
                                                                            ------------    ------------
     Total Common Shareholders' Equity                                         11,813          12,034
                                                                            ------------    ------------
Total Liabilities and Common Shareholders' Equity                           $  40,515       $  42,109
                                                                            ============    ============